Exhibit 99.1

NUVERRA COMPLETES SUCCESSFUL

RESTRUCTURING AND EMERGES FROM CHAPTER 11

WITH OVER $70 MILLION IN NEW FINANCING AND

DEBT LEVEL REDUCED BY OVER $500 MILLION

SCOTTSDALE, Ariz. (Aug. 11, 2017) – Nuverra Environmental Solutions, Inc. (“Nuverra” or the “Company”) announced today that, on August 7, 2017 (the “Effective Date”), the Company and its material subsidiaries emerged from Bankruptcy protection under chapter 11 of the United States Bankruptcy Code. Pursuant to their Amended Joint Plans of Reorganization (collectively, the “Plan”), which were confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), the Company eliminated over $500 million of previously outstanding debt. The Company believes that the completion of the chapter 11 cases allows the Company to move forward with a solid financial foundation from which to support its operations through the continuing downturn in oil and gas drilling and into a market recovery.

Mark D. Johnsrud, the Company’s Chief Executive Officer and Chairman, commented, “I would like to thank our employees, customers and vendors for their loyalty throughout this process, as well as express appreciation for the overwhelming support of our lenders and noteholders, all of which has enabled us to complete a smooth and swift process in less than four months.”

“We are very pleased to have the right capital structure to support our work going forward. Throughout this process, our priority has remained providing a critical service to the market with top-notch customer service. We have made important progress in aligning our cost structure with market demand while ensuring that we have the right talent and equipment to meet customers’ needs, and that focus on operational excellence will continue.”

Under the Plan, the Company completed a debt-for-equity swap under which the Company’s 12.5%/10.0% Senior Secured Second Lien Notes due 2021 were converted into newly issued common stock. In addition, the Company’s prior term loans and junior debtor-in-possession credit facility were converted into newly issued common stock, and a term loan conversion fee and exit financing commitment fee were satisfied through the receipt of newly issued common stock. Holders of claims relating to the Company’s 9.875% Senior Notes due 2018 (the “2018 Notes”) received newly issued common stock and warrants in satisfaction of their claims. All shares of the Company’s common stock and all other previously issued and outstanding equity interests in the Company, and any rights of any holder in respect thereof, were cancelled and discharged on the Effective Date.

In addition, all administrative expense claims, priority tax claims, priority claims and asset-based lending facility claims were paid in full. Undisputed customer and vendor obligations will also be paid.

At its emergence, the Company entered into a $30 million Senior Secured Revolving Credit Facility and a $15 million Senior Secured Credit Facility provided by ACF FinCo I LP, an entity managed by Ares Management, L.P., and a Second Lien Term Loan Credit Facility of up to $26.8 million provided by certain affiliates of Ascribe Capital LLC and Gates Capital Management, Inc. These credit facilities, totaling over $70 million, will support the reorganized Company’s operations going forward.

The order confirming the Plan was entered by the Bankruptcy Court on July 25, 2017 (the “Confirmation Order”). On July 26, 2017, an individual holder of 2018 Notes appealed the Confirmation Order to the District Court for the District of Delaware and filed a motion for a stay pending appeal from the District Court. On August 3, 2017, the District Court denied the motion for a stay pending appeal, concluding that: “The Bankruptcy Court’s ruling is consistent with existing precedent . . . .” Notwithstanding the denial of the motion for stay pending appeal, the appeal remains pending in the District Court. The Company will seek dismissal or denial of the appeal, but it makes no assurances about the outcome of the appeal or the effects of the appeal on our businesses.

Pursuant to the terms of the plan, on the Effective Date, the Company’s board of directors (“Board”) prior to the Effective Date, other than Mr. Johnsrud, were deemed to have resigned. As of the Effective Date, the reorganized Company’s Board now consists of four members, which include:

•	Mark D. Johnsrud, Chief Executive Officer of the reorganized Nuverra (Chairman);

•	Charles K. Thompson, Managing Partner of PinHigh Capital Partners;

•	Michael Y. McGovern, Chairman and Chief Executive Officer of Sherwood Energy, LLC, Chairman and Chief Executive Officer of GeoMet, Inc. and Director of Cactus Wellhead, LLC and Fibrant LLC; and

•	John B. Griggs, Chief Financial Officer of Rubicon Oilfield International.

A fifth member of the Board will be appointed by Ascribe Capital LLC at a later date in accordance with the Company’s Certificate of Incorporation.

The Company’s legal advisors included Shearman & Sterling LLP, Squire Patton Boggs (US) LLP and Young Conaway Stargatt and Taylor LLP. Lazard Middle Market, LLC served as the Company’s financial advisor. AP Services, LLC served as the Company’s restructuring advisor.

More information can be found in the Company’s Form 8-K being filed with the Securities and Exchange Commission today. Information about the restructuring can be found online at https://cases.primeclerk.com/nuverra or by calling 1-888-369-8913.

About Nuverra

Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers focused on the development and ongoing production of oil and natural gas from shale formations. Our strategy is to provide one-stop, total environmental solutions and wellsite logistics management, including delivery, collection, treatment, recycling, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company’s website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the effects of the restructuring on the Company and the interests of various constituents; risks and uncertainties associated with the restructuring process, including the outcome of a pending appeal of the order confirming the Plan and our ability to execute the requirements of the Plan subsequent to the Effective Date; our ability to obtain approval of the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court; the Bankruptcy Court’s rulings in our chapter 11 cases and the outcome of our chapter 11 cases in general; our ability to comply with the covenants and other terms of our credit facilities; the potential impact of litigation; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our financing; and the competitive and regulatory environment. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.

Abernathy MacGregor

Sydney Isaacs, sri@abmac.com, 713.999.5104

Rivian Bell, rlb@abmac.com, 213.630.6550

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